STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 27, 2000, between Gary D. Morgan, an individual ("Seller") and Tremaine Trading Co. a corporation organized under the laws of the Isle of Man (the "Buyer").

                                    RECITALS:

         a. The Seller owns 4,294,000 shares of the common stock ("Stock") of Win-Gate Equity Group, Inc., a corporation organized under the laws of the State of Florida ("Win-Gate").

         b. The Seller wishes to sell, and the Buyer wishes to purchase the Stock for the Purchase Price and upon the terms and subject to the conditions described below.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is acknowledge, it is hereby agreed as follows:

         1. Sale of Stock.
            -------------

Seller sells to Buyer, and Buyer purchases from Seller, the Stock, on the date hereof, free and clear of all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever ("Liens"). The Buyer shall pay to the Seller for the Stock the amount of $42,940 (the "Purchase Price").

         2. Obligations of Seller and Buyer.
           -------------------------------

         (i) The Seller delivers to the Buyer, on the date hereof, stock certificate(s) representing the Stock owned by him free of any legends, Liens or restrictions of any kind, together with stock powers executed by him, in blank, with his signature guaranteed by a member of the New York Stock Exchange or a national bank in the United States.

         (ii) The Buyer delivers to the Seller, on the date hereof the Purchase Price.

         3. Representations of Seller.
            -------------------------

The Seller represents and covenants to the Buyer other as follows:

                  3.1 Authority; Execution and Delivery; Requisite Consents, Nonviolation. Seller has all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by him, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Seller. This Agreement is duly executed and delivered by the Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement, the consummation by the Seller of the



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transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Seller of the Stock) will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person"); (b) contravene (i) any requirement of law to which it is subject, including the securities laws of any jurisdiction or the rules or regulations of any governmental entity or self regulatory body nor (ii) any judgment, decree, franchise, order or demand applicable to it (c) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its or his properties or assets pursuant to the terms of any indenture, mortgage, deed of trust agreement or other instrument to which it is a party or bound. The Seller is not in default with respect to any applicable statute, rules, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over him which is likely to adversely affect Seller's ability to perform his obligations hereunder and entering into this Agreement will not violate any of them.

                  3.2 Liens. Seller owns the Stock free and clear of all Liens and has good and marketable title thereto and has not granted any rights or options in response to this Stock.

                  3.3 Litigation. There is no claim, action, suit, order, proceeding, investigation or governmental approval process (individually and collectively, "Actions") pending or threatened against the Seller, or affecting any of the properties or assets of the Seller which individually or in the aggregate could have an adverse effect on the Seller, taken as a whole, nor is there any basis for any such Action. Neither the Seller nor any of his assets or properties, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order").

         4. Representations and Warranties of Buyer

Buyer hereby represents to the Seller as follows:

                  4.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Isle of Man. Buyer has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

                  4.2 Authority; Execution and Delivery; Requisite Consents, Nonviolation. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by any of them, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement is duly executed and delivered by the Buyer and the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

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                  4.3 No Violation. The execution, delivery or performance by the Buyer of this Agreement (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on the Buyer, (ii) will not conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Buyer is a party or by which its respective properties or assets is bound or to which it may be subject.

                  4.4 Litigation. There is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against or affecting it with respect to or affecting the Buyer, or its assets, properties or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer of before any arbitrator.

         5. Conditions of Buyer's Obligations at Closing

         Buyer's obligation to purchase the Stock to be purchased by it at the Closing is subject to the fulfillment to Buyer's satisfaction, prior to or at the Closing, of each of the following conditions:

                  5.1. Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

                  5.2. Performance. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  5.3. Stock Certificates, etc. At the Closing, in accordance with the provisions of Section 1 of this Agreement, the Seller shall have delivered to Buyer certificates evidencing the Stock in accordance with Section 2(i) hereof, all in form and substance satisfactory to Buyer and sufficient to transfer to and vest in Buyer good and valid title to the Stock, free and clear of any Lien.

                  5.4. Consents. The Company shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, all without material cost to the Companies.

                  5.5. No Litigation. There shall not be any Actions of or before any Governmental Authority or by other Persons pending or threatened with respect to this Agreement, the Seller or the transactions contemplated hereby.

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         6. Conditions of the Seller's Obligations at Closing

         The obligations of the Seller to the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  6.1. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

                  6.2. No Litigation. There shall not be any Actions of or before any Governmental Authority or by other Persons pending or threatened with respect to this Agreement, the Buyer or the transactions contemplated hereby.

         If at the Closing the Buyer shall not have fulfilled to Seller's satisfaction the conditions described in this Section 6, such Buyer shall, at its election, be relieved of all further obligations under this Agreement.

         7. General.
            -------

                  (a) Notices. Any notice required or permitted hereunder shall be in writing, and shall be delivered personally or sent by certified mail, return receipt required, or confirmed facsimile transmission as follows:

                           If to Seller:

                           c/o Win-Gate Equity Group, Inc.
                           45 Broadway,
                           New York, New York 10006
                           Attention: Gary D. Morgan, Chairman
                           Fax Number:  (212) 509-6148


                           If to Buyer:

                           c/o Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036-8299
                           Attention:  David W. Sloan, Esq.
                           Fax Number:  (212) 969.2900

                  (b) Survival. All representations and covenants contained herein shall survive the date hereof.


                  (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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                  (d) No Implied Waiver. No failure or delay on the part of a party hereto to exercise any right, power or privilege shall be deemed a waiver of any rights and remedies to which such party may be entitled.

                  (e) Indemnification. Each of the parties agrees to indemnify the other and each officer, director, employee, agent, partner, stockholder and affiliate of the other (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for each of such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred, directly or indirectly, in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by them herein or in any of the exhibits or schedules attached hereto, (b) any breach or non-fulfillment of any covenant, representation or agreement made by the them and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Seller in connection with the sale or disposition of the Stock.

                  (f) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written communications, understandings and agreements, oral or written and cannot be changed except by an instrument in writing signed by the parties hereto.

                  (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part hereto and shall not affect the interpretation or construction hereof.

                  (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the U.S. District Court for the Southern District of New York or, if such Court lacks subject matter jurisdiction, in the United States Supreme Court for the State of New York. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

                  (i) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and there respective heirs, executors, administrators, personal representatives, successors and assigns. Any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement.

                  (j) Miscellaneous. The Seller duly understands his rights and obligations hereunder and has adequate and has had adequate time to consult with such professional advisers as he deemed necessary or appropriate.

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         IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            TREMAINE TRADING CO. LTD.


                                            By: /s/ Timothy Howarth
                                                --------------------------




                                            GARY D. MORGAN.



                                           /s/ Gary D. Morgan
                                           -------------------------------